Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2014 Equity Incentive Plan and the 2015 Employee Stock Purchase Plan of Kura Oncology, Inc. of our report dated March 17, 2016, with respect to the financial statements of Kura Oncology, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

San Diego, California/s/ Ernst & Young LLP

March 17, 2016